EXHIBIT 23.2



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 no. 333-00000) and related Prospectus of Columbus McKinnon Corporation for the registration of 844,515 shares of its common stock and to the incorporation by reference therein of our report dated May 17, 1999, with respect to the consolidated financial statements and schedule of Columbus McKinnon Corporation included in its Annual Report (Form 10-K) for the year ended March 31, 1999, filed with the Securities and Exchange Commission.

                                                     /s/ ERNST & YOUNG LLP



Buffalo, New York
July 22, 1999